UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2011

STEWART & STEVENSON LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33836	20-3974034

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 5900, Houston, TX	77002

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 751-2700

None

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Stewart & Stevenson LLC (“the Company”) announced today the appointment of Mr. Steve Fulgham as its new Chief Executive Officer (“CEO”) and a member of its Board of Directors.  The Company also announced that Robert L. Hargrave, its current CEO, has been elected as Vice Chairman and will lead the Company’s efforts in OEM relations and in the expansion of its distribution operations.  Mr. Fulgham’s and Mr. Hargrave’s appointments were effective as of January 31, 2011.

Mr. Fulgham, 50, has twenty-seven years of service with Schlumberger in a variety of management positions in the United States and abroad.  His most recent position was President of Schlumberger North America Land.  Prior to that, he held management positions in the Middle East, Asia, Africa and Europe.

Mr. Fulgham has not engaged in, and is not otherwise connected to, any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Fulgham’s and Mr. Hargrave’s appointments is attached hereto as Exhibit 99.1 and is incorporated herein.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number                                Description
99.1                      Press release dated January 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART & STEVENSON LLC

By:           /s/ John B. Simmons
John B. Simmons
Chief Financial Officer

February 1, 2011